Exhibit 32.2

SECTION 1350

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of Union Drilling, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), A.J. Verdecchia, Vice-President, Chief Financial Officer and Treasurer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ A.J. Verdecchia
Name:	A.J. Verdecchia
Title:	Vice-President, Chief Financial Officer and Treasurer
Date:	October 31, 2008